UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 25, 2011

SINOHUB, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52746	87-0438200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F, Building 51, Road 5, Qiongyu Road, Technology Park Nanshan District Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

86 755 26612106
Registrant's Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On January 25, 2011, Richard King notified the Board of Directors (the “Board”) of SinoHub, Inc. (the “Company”) of his resignation as a Director of the Company, effective as of February 4, 2011. Mr. King’s resignation was not the result of any disagreements with the Company regarding its operations, policies, or practices.

(d)
On January 29, 2011, the Board elected Ted Liangche Shen to serve as an independent member of the Board to fill one of the current vacancies on the Board and also appointed Mr. Shen to serve as a member of the Board’s Audit Committee.

In connection with his appointment to the Board, Mr. Shen shall be entitled to the Company’s standard cash and equity compensation for Board members and Audit Committee members.  Mr. Shen will receive $1,000 for each Board meeting attended, and, subject to Board approval, an annual award of a nonqualified stock option to purchase an amount of shares of the Company’s common stock that will produce a value of approximately $20,000 per year under the Black-Scholes pricing model.  In addition to this base compensation, as a member of the Audit Committee, Mr. Shen will receive $3,000 for each Audit Committee meeting attended, and, subject to Board approval, an annual award of a nonqualified stock option to purchase an amount of shares of the Company’s common stock that will produce a value of approximately $16,000 per year under the Black-Scholes pricing model.  Upon his appointment, in payment of the equity compensation described above for service on both the Board and the Audit Committee, the Board granted Mr. Shen a five-year nonqualified stock option to purchase 98,361 shares of the Company’s common stock at an exercise price of $2.71 per share.  The option vests as to 5% of the shares subject to such option at the end of each quarter following the date of grant over the five-year term of the option.

Item 8.01.  Other Information.

On  January 31, 2011 the Company issued a press release disclosing recent developments in its mobile phone manufacturing and sales business.  The text of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

2

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SINOHUB, INC.

Date: January 31, 2011	By:	/s/ Henry T. Cochran
Henry T. Cochran
Chief Executive Officer

3

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 31, 2011